                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 29, 2007

                        Guaranty Federal Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                   43-1792717
                     (I.R.S. employer identification number)

                                     0-23325
                            (Commission file number)

                              1341 West Battlefield
                           Springfield, Missouri 65807
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (417) 520-4333

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

                              INCLUDED INFORMATION

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
          Year

On November 29, 2007, the Board of Directors of Guaranty Federal Bancshares,
Inc. (the "Company") adopted a resolution approving an amendment to Article VII of the Company's bylaws to allow for the issuance of uncertificated shares of the Company's capital stock. The Company adopted this amendment to change various provisions of Article VII (and to include a new Section 9 to such article) to comply with new rules adopted by NASDAQ that require listed companies to be eligible for a direct registration system ("DRS") by January 1,
2008. The DRS permits a stockholder's ownership to be recorded and maintained on the books of the issuer or its transfer agent without issuance of a physical stock certificate. Prior to this amendment, the Company was required to issue stock certificates. A copy of the Company's bylaws, as amended on November 29,
2007, is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1  Bylaws of Guaranty Federal Bancshares, Inc., as amended on November 29,
     2007

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Guaranty Federal Bancshares, Inc.

                                       By:  /s/ Shaun A. Burke
                                       -----------------------------------------
                                       Shaun A. Burke
                                       President and Chief Executive Officer

Date: December 3, 2007